As filed with the Securities and Exchange Commission on October 23, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CTW

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29F, 1 Chome-9-10, ARK Hills

Sengokuyama Mori Tower

 Roppongi, Minato City, Tokyo

 106-0032, Japan

+050-1748-6333
(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.

 122 East 42nd Street, 18th Floor

New York, New York 10168

Telephone: (800) 221-0102

(Name, address, and telephone number of agent for service)

Copies to:

Richard J. Chang, Esq.
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
Suite 2202, Building C, Yintai Center
#2 Jianguomenwai Ave.

Chaoyang District

 Beijing, P.R. China 100022

+86 10 5680 3888

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

●	a base prospectus, which covers (i) the offering, issuance and sale by the registrant of up to a maximum aggregate offering price of US$100,000,000 of the registrant’s Class A ordinary shares, including in the form of debt securities, warrants, subscription rights, and/or units from time to time in one or more offerings, and (ii) the offer and resale from time to time by the selling shareholder named therein of up to 10,000,000 Class A ordinary shares, including 10,000,000 Class A ordinary shares upon conversion of Class B ordinary shares, which shares are not included in, and do not count against, the US$100,000,000 maximum aggregate offering price referred to in clause (i); and

●	a prospectus supplement, which covers the offering, issuance and sale of the registrant’s ordinary shares that may be issued and sold under an at-the-market sales agreement (the “Sales Agreement”) between the registrant and A.G.P./Alliance Global Partners from time to time in an aggregate amount of up to US$2,000,000.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The Sales Agreement prospectus supplement immediately follows the base prospectus. The Class A ordinary shares that may be offered, issued, and sold under the Sales Agreement prospectus supplement are included in the US$100,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Sales Agreement, any portion of the US$2,000,000 included in the Sales Agreement prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the Sales Agreement, the full US$2,000,000 of securities may be sold in other offerings pursuant to the base prospectus.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED October 23, 2026

PRELIMINARY PROSPECTUS

US$100,000,000

CTW

Class A Ordinary Shares

Debt Securities
Warrants
Subscription Rights
Units

We may from time to time offer, issue and sell up to US$100 million or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A ordinary shares, par value US$0.0001 per share, including in the form of warrants to purchase Class A ordinary shares, subscription rights, debt securities, which may be senior debt securities or subordinated debt securities and a combination of such securities, separately or as units, in one or more offerings. We refer to our Class A ordinary shares, warrants, subscription rights, debt securities and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.

In addition, this prospectus also covers the sale or other distribution by a certain selling shareholder described herein of up to an aggregate of 10,000,000 Class A ordinary shares. We will not receive any proceeds from the sale of Class A ordinary shares by the selling shareholder.

We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 21 of this prospectus.

Our Class A ordinary shares are listed on the Nasdaq Capital Market, or Nasdaq, under the ticker symbol “CTW”. On October 20, 2026, the closing price of our Class A ordinary shares on Nasdaq was US$1.98 per share.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding ordinary shares held by non-affiliates, or public float, as of October 23, 2026, was approximately US$7.2 million, which was calculated based on 2,504,917 Class A ordinary shares and nil Class B ordinary shares held by non-affiliates and the per share price of US$2.86, which was the closing price of our Class A ordinary shares on August 26, 2026. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in these securities involves a high degree of risk. Furthermore, investors should be aware that there are various other risks relating to the securities, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 5, in any accompanying prospectus supplement or in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to invest in our securities.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 4 of this prospectus for more information.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2026.

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell the securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using this shelf registration statement, we or any selling shareholder may, at any time and from time to time, offer and/or sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. If there is any inconsistency between the information in this prospectus and any related prospectus supplement, you should rely on the information in the applicable prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

●	“Class A ordinary share” refers to our Class A ordinary shares, par value US$0.0001 per share;

●	“Class B ordinary share” refers to our Class B ordinary shares, par value US$0.0001 per share;

●	“CTW” refers to CTW, an exempted company limited by shares incorporated under the laws of the Cayman Islands, and our current ultimate holding company;

●	“Nasdaq” refers to the Nasdaq Capital Market; and

●	“SEC” refers to the U.S. Securities and Exchange Commission.

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.

We may include agreements as exhibits to the registration statement of which this prospectus forms a part. In reviewing such agreements, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other parties to the applicable agreement and:

●	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	may have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures would not necessarily be reflected in the agreement;

●	may apply standards of materiality in ways that are different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in the registration statement of which this prospectus forms a part and our other public filings, which are available without charge through the SEC’s website at www.sec.gov.

Neither we nor the selling shareholder have authorized any other person, including any dealer, salesperson or other individual, to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus or the applicable prospectus supplement. We and the selling shareholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling shareholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, the applicable prospectus supplement and the documents incorporated by reference is accurate only as of their respective dates.

In this prospectus, “we,” “us,” “our,” the “Company,” refer to CTW and its subsidiaries, unless expressly indicated or the context otherwise requires. Additionally, “you” refers to the potential holders of the applicable series of securities.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that reflect our current expectations and views of future events. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to, among other things:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract clients and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	our dividend policy;

●	changes to regulatory and operating conditions in the industry and geographical markets in which we operate; and

●	all other risks and uncertainties described in “Item 3. Key Information—3.D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended July 31, 2026 (the “2026 Form 20-F”).

The forward-looking statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus, in the documents incorporated by reference herein or in any applicable prospectus supplement.

We would like to caution you not to place undue reliance on these forward-looking statements, and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any applicable prospectus supplement for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before buying our securities. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated by reference herein or therein, before making an investment decision. As used in this prospectus, “we,” “us,” the “Company,” and “our” refer to CTW, an exempted company limited by shares incorporated under the laws of the Cayman Islands, and its subsidiaries.

Overview

We are a leading globally accessible, web-based gaming platform, offering players an immersive digital space through our flagship HTML5 platform, G123.jp. Our platform showcases a diverse selection of free-to-play games inspired by popular Japanese animations, including Queen’s Blade, So I’m a Spider, So What?, and Goblin Slayer. The HTML5-based G123.jp platform removes common barriers to gameplay, such as downloads, installations, and mandatory registrations, ensuring that seamless, instant access is available to players worldwide across different types of devices, including mobile devices beyond just PCs.

Our primary focus is serving game developers as our core customers by providing a comprehensive platform that helps them generate revenue and reach a global audience. Through our gaming platform, we share revenue generated from players’ in-game purchases worldwide. Leveraging our well-established relationships with leading Japanese animation IP holders, we offer premium IP resources along with ancillary support, as well as distribution and marketing services, to game developers. By collaborating with leading game developers, we bring high-quality and animation-themed gaming experiences to the game players/end-users worldwide.

Over the years, we have built strong relationships with IP holders to obtain licenses for high-profile, well-established IPs with dedicated fan bases or those aligned with our strategic goals and target markets. Our agreements with IP holders define the scope of the licenses, including applicable regions, languages, and specific content permitted for game development, as well as royalty terms. Once we obtain IP licenses from IP holders, we provide game developers with seamless and compliant access to these IP resources, ensuring they have the rights needed to integrate IP content into their games. These resources enable developers to leverage the existing popularity of the IPs, attracting a broad audience and enhancing the games’ appeal and success.

In addition to granting access to IP resources, we provide comprehensive support to game developers across various aspects of game development and distribution. Our other services include game distribution support including localization and translation of in-game content, IP related design support (such as sound effects, music, and interface elements), game distribution service including hosting games on our platform and distributing games to global audience through our established network and server resources and related software and systems. Additionally, we offer marketing services to game developers, as well as customer support to game developers, ensuring a seamless experience from development to monetization.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks and uncertainties we face, organized under relevant headings. These risks are discussed more fully in the section titled “Item 3. Key Information—3.D. Risk Factors” in our 2026 Form 20-F, which is incorporated herein by reference.

Risks Relating to Our Business and Industry

●	Our industry is intensely competitive. We may not be able to distribute successful and engaging games with high ‘playability’ on our platform, or players may prefer the games and content offered by our competitors’ platforms over our own.

●	We are exposed to the risks of digital sales and the free-to-play business model, the success of which depends on our ability to efficiently attract and retain end-users who come to play and make in-game purchases.

●	Our business depends on the ability of third parties to develop commercially viable games and appealing content and our ability to compete for key licenses and engage with game developers to provide engaging and commercially successful games on our platform.

●	It may become increasingly difficult and more expensive for us to acquire players for games featured on our platform and we may not achieve a positive return on investment on our user acquisition efforts.

●	We rely on the ability to use the intellectual property of third parties. We may lose the benefit of some of the intellectual property licensed to us, or authorized to be distributed by us, if we fail to secure or renew key licenses or partnerships with game developers on favorable terms, and we are exposed to potential infringement claims, which could adversely affect our business, operations, and financial results.

●	We are dependent on the success of flagship games released on our platform as well as our partnerships with related developers, and we must continue to collaborate with game developers to launch “hit” titles or sequels to such “hit” titles in order to compete successfully in our industry.

●	We may be unable to fully recover advances to game developers if a game fails to launch or generate sufficient in-game purchases to offset the full amount of outstanding balances, and as a result, our financial condition and results of operations could be materially and adversely affected.

●	We are subject to technology upgrade risks which could result in delays and additional costs, and we must invest in technological advancement and adapt to changes in web-based technologies, network infrastructure, payment systems, cloud computing, data storage and general software technologies.

●	We rely on a small percentage of our end-users for all of the in-game purchases made on our platform.

●	Our operating metrics are subject to inherent challenges in measurement, and real or perceived inaccuracies in those metrics may harm our reputation and our business.

Risks Related to the Trading Market

●	The market price of our Class A ordinary shares may be volatile or may decline regardless of our operating performance.

●	We have historically identified material weaknesses in our internal control over financial reporting and disclosure controls and procedures and could identify further material weaknesses in the future. In the event of any failure to maintain an effective system of disclosure controls and internal control over financial reporting in the future, we may not be able to accurately report its financial results or prevent fraud. As a result, holders of the Class A ordinary shares could lose confidence in our financial and other public reporting, which is likely to negatively affect our business and the market price of the Class A ordinary shares.

●	The sale or availability for sale of substantial amounts of our Class A ordinary shares could adversely affect their market price.

●	We do not intend to pay dividends for the foreseeable future.

●	If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A ordinary shares, the price of our Class A ordinary shares and trading volume could decline.

Corporate Information

Our principal executive offices are located at 29F, 1 Chome-9-10, ARK Hills Sengokuyama Mori Tower, Roppongi, Minato City, Tokyo 106-0032, Japan, and our phone number is +050-1748-6333. Our registered office in the Cayman Islands is located at the offices of International Corporation Services Ltd, whose physical address is Harbour Place, 103 South Church Street, George Town, Grand Cayman with postal address P.O. Box 472, KY1-1106, Cayman Islands. We maintain a corporate website at https://ctw.inc. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc.

The Securities We and Selling Shareholder May Offer

We may offer Class A ordinary shares, debt securities, warrants, subscription rights, and units in one or more offerings and in any combination, including in units from time to time. A general description of the securities we may offer is included in this prospectus under “Description of Securities.” The selling shareholder named in this prospectus may sell up to 10,000,000 Class A ordinary shares in one or more offerings from time to time. See “Selling Shareholder.” A prospectus supplement, which we will provide each time we offer securities and, to the extent required, each time the selling shareholder offers securities, will describe the specific amounts, prices and terms of these securities and any other information applicable to such offer and sale.

Implications of Being an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes- Oxley Act”); and

●	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have issued more than US$1.0 billion in non-convertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter.

We may choose to take advantage of some but not all of these reduced burdens. In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of this extended transition period.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” Accordingly, we report under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	our officers and directors are exempt from the short-swing rules contained in Section 16 of the Exchange Act, and our principal shareholders are exempt from the reporting and short-swing rules contained in Section 16 of the Exchange Act; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Implications of Being a Controlled Company

As of the date of this prospectus, Mr. Ryuichi Sasaki, our founder and chairman of the board beneficially owns 96.0% of our total outstanding share capital and will be able to exercise 98.5% of the total voting power of our total outstanding share capital. As a result, we are a “controlled company” as defined under the Nasdaq rules because Mr. Ryuichi Sasaki will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we will be permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

RISK FACTORS

Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described under “Item 3. Key Information—3.D. Risk Factors” in our 2026 Form 20-F, which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment. Additionally, the risks and uncertainties incorporated by reference or included in this prospectus or any accompanying prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s). The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement(s).

We will not receive any proceeds from the sale of Class A ordinary shares by the selling shareholder. We will bear the registration expenses relating to the Class A ordinary shares offered by the selling shareholder, other than underwriting discounts and commissions and transfer taxes, if any, which will be borne by the selling shareholder.

DESCRIPTION OF SECURITIES

This prospectus contains a summary of our ordinary shares, debt securities, warrants, subscription rights and units that may be issued in the future. These summaries are not meant to be a complete description of each security. The particular terms of any security to be issued pursuant hereto will be set forth in a related prospectus supplement. This prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security.

DESCRIPTION OF SHARE CAPITAL

The following description of the material terms of our securities includes a summary of specified provisions of our currently effective memorandum and articles of association. This description is qualified by reference to our currently effective memorandum and articles of association. All capitalized terms used in this section are as defined in our memorandum and articles of association, unless elsewhere defined herein.

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

Our Second Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our second amended and restated memorandum and articles of association and of the Companies Act of the Cayman Islands insofar as they relate to the material terms of our ordinary shares.

Objects of Our Company

Under our second amended and restated memorandum and articles of association, the objects of our Company are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares

Our authorized share capital consists of US$50,000, divided into 500,000,000 ordinary shares, comprising (i) 200,000,000 Class A ordinary shares with a par value of US$0.0001 each, (ii) 20,000,000 Class B ordinary shares with a par value of US$0.0001 each, and (iii) 280,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with our second amended and restated memorandum and articles of association. Holders of ordinary shares will have the same rights except for voting and conversion rights. All of our issued and outstanding ordinary shares are fully paid and non-assessable and are issued when registered in our register of members. Certificates representing the ordinary shares are issued in registered form. We may not issue shares to bearer. Our shareholders who are nonresidents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our second amended and restated memorandum and articles of association provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

Classes of Ordinary Shares

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Except for conversion rights and voting rights, the Class A ordinary shares and Class B ordinary shares shall carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends and other capital distributions.

Conversion Rights

A Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B ordinary shares by a holder thereof to any person which is not an affiliate of such holder, or upon a change of beneficial ownership of any Class B ordinary shares as a result of which any person who is not an affiliate of the holders of such ordinary shares becomes a beneficial owner of such ordinary shares, such Class B ordinary shares shall be automatically and immediately converted into an equal number of Class A ordinary shares.

Voting Rights

In respect of all matters subject to a shareholders’ vote, holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each Class A ordinary share shall be entitled to one vote, and each Class B ordinary share shall be entitled to ten votes, on all matters subject to the vote at general meetings of our company. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or by one or more shareholders present in person or by proxy entitled to vote and who together hold not less than 10% of the paid up voting share capital of our Company. A quorum required for a meeting of shareholders consists of one or more shareholders holding not less than one-third of the votes attaching to the issued and outstanding shares entitled to vote at general meetings present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our second amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the corporate governance rules at the Nasdaq. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of our shareholders may be called by a majority of our board of directors or our chairman or upon a requisition of shareholders holding at the date of deposit of the requisition not less than one-third of the votes attaching to the issued and outstanding shares entitled to vote at general meetings, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our second amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least seven (7) calendar days is required for the convening of our annual general meeting and other general meetings unless such notice is waived in accordance with our articles of association.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution also requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as reducing share capital and any capital redemption reserve or making changes to our second amended and restated memorandum and articles of association.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our second amended and restated memorandum and articles of association provide that we shall, if required by the Companies Act, in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. All general meetings (including an annual general meeting, any adjourned general meeting or postponed meeting) may be held as a physical meeting at such times and in any part of the world and at one or more locations, as a hybrid meeting or as an electronic meeting, as may be determined by our board of directors in its absolute discretion.

Shareholders’ general meetings may be convened by our board of directors. Advance notice of not less than 7 clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, one or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our Company entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our second amended and restated memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our Company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our second amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form designated by the relevant stock exchange or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation

On the winding up of our Company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our Company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by the company by special resolution before the issue of the shares. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no issued shares outstanding other than shares held as treasury shares or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

Whenever the capital of our Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares. The rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

Issuance of Additional Shares

Our second amended and restated memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our second amended and restated memorandum and articles of association also authorize our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our Class A ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, our second amended and restated memorandum and articles of association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find More Information.”

Anti-Takeover Provisions

Some provisions of our second amended and restated memorandum and articles of association may discourage, delay, or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our second amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship, or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series under an indenture between us and a trustee to be selected by us. The following description of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indenture, which will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, any future supplemental indenture or similar document also will be so filed. You should read the indenture and any supplemental indenture or similar document because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indenture.

For purposes of this section of this prospectus, references to “we,” “us” and “our” are to CTW, and not to any of its subsidiaries.

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidence of indebtedness that we may issue from time to time. Debt securities will be issued under an indenture between us and a trustee to be named therein. We will file the form of indenture as an exhibit to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our ordinary shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities that will be issued and respective interest rate or interest rates;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedures and limitations relating to the exchange or conversion of the debt securities.

Form, Exchange and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Convertible debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, convertible debt securities not exercised will be paid in accordance with their terms. Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares will not have any rights of holders of ordinary shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Debt securities may be converted as set forth in the applicable prospectus supplement. Upon receipt of a notice of conversion properly completed and duly executed by us or our agent, as applicable, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of warrants, which we may issue under this prospectus or the applicable prospectus supplement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue debt warrants for the purchase of debt securities or warrants to purchase Class A ordinary shares.

The warrants will be issued under warrant agreements to be entered into between us and the purchasers or between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus forms a part.

The following description sets forth certain general terms and provisions of the warrants to which any applicable prospectus supplement may relate. The particular terms of the warrants to which any applicable prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the warrant agreements and warrant certificates, including the definitions therein of certain terms.

Debt Warrants

General. Reference is made to the applicable prospectus supplement for the terms of debt warrants in respect of which this prospectus is being delivered, the debt securities warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

●	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of such debt warrants and the procedures and conditions relating to the exercise of such debt warrants;

●	the designation and terms of any related debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

●	the date, if any, on and after which such debt warrants and any related offered securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

●	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

●	a discussion of the material U.S. federal income tax considerations applicable to the ownership or exercise of debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	call provisions of such debt warrants, if any; and

●	any other terms of the debt warrants.

The debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to any payments of principal and premium, if any, and interest, if any, on the debt securities purchasable upon such exercise.

Exercise of Debt Warrants. Each debt warrant will entitle the holder to purchase for cash such principal amount of debt securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the debt warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, debt warrants may be exercised at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as set forth in the applicable prospectus supplement relating to the debt warrants. Upon receipt of payment and the debt warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchasable upon such exercise. If less than all of the debt warrants represented by such debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of debt warrants.

Warrants

General. Reference is made to the applicable prospectus supplement for the terms of warrants in respect of which this prospectus is being delivered, the warrant agreement relating to such warrants and the warrant certificates representing such warrants, including the following:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Cayman Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase Class A ordinary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Class A ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities. Cayman Islands tax considerations are discussed under “Item 10. Additional Information—E. Taxation” in the 2026 Form 20-F, which is incorporated by reference into this prospectus, and, to the extent such discussion constitutes statements of Cayman Islands law, it is the opinion of Travers Thorp Alberga, our Cayman Islands counsel. Japanese tax considerations are also discussed under “Item 10. Additional Information—E. Taxation” in our 2026 Form 20-F, which is incorporated by reference into this prospectus, and, to the extent such discussion constitutes statements of Japanese tax law, it is the opinion of Nishi Law Firm and Kudanzaka Law Office, our co-counsels with respect to Japanese law.

SELLING SHAREHOLDER

This prospectus covers the offer, sale, lending, distribution or other disposal from time to time by the selling shareholder identified in the table herein and/or its affiliates of up to an aggregate of 10,000,000 Class A ordinary shares, held by, or convertible from the Class B ordinary shares held by the selling shareholder, pursuant to this prospectus and the applicable prospectus supplement, if any. Under our second amended and restated memorandum and articles of association, any Class B ordinary share sold or transferred by the selling shareholder to a person that is not its affiliate will automatically convert into one Class A ordinary share.

We have no assurance that the selling shareholder will offer, sell, lend, distribute, transfer or otherwise dispose of any of the securities registered hereunder. The selling shareholder may sell, transfer or otherwise dispose of such securities to or through underwriters, dealers or agents or directly to purchasers or otherwise. See “Plan of Distribution.” The selling shareholder may also sell, transfer or otherwise dispose of some or all such securities in transactions exempt from the registration requirements of the Securities Act. Accordingly, we cannot estimate the number of Class A ordinary shares that the selling shareholder will sell, transfer or otherwise dispose of under this prospectus.

The table below provides information about the ownership of the selling shareholder of our shares and the maximum number of Class A ordinary shares that may be sold from time to time by the selling shareholder hereunder. The selling shareholder may sell or otherwise dispose of less than all of the shares listed in the table below.

The information in the following table and the related notes is based on information filed with the SEC or supplied to us by the selling shareholder. We have not sought to verify such information. Information about the selling shareholder may change over time. Any changed or new information given to us by the selling shareholder will be set forth in supplements to this prospectus, the accompanying prospectus or amendments to the registration statement, if and when necessary.

The number of ordinary shares beneficially owned prior to the offering for the selling shareholder includes (i) all our ordinary shares beneficially held by such selling shareholder as of October 23, 2026, (ii) the maximum number of Class A ordinary shares that may be offered under this prospectus, and (iii) the number and percentage of our ordinary shares beneficially owned by the selling shareholder assuming all of the Class A ordinary shares registered hereunder are sold. The table below and footnotes assume that the selling shareholder will sell all of the shares listed. However, because the selling shareholder may sell all or some of the ordinary shares held by it under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of ordinary shares that will be sold by the selling shareholder or that will be held by the selling shareholder after completion of any sales.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our ordinary shares. Generally, a person “beneficially owns” our ordinary shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for any selling shareholder named below.

Information about the selling shareholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Ordinary Shares Beneficially Owned Prior to Offering(1)				Maximum Number of Class A Ordinary Shares Being Offered	Ordinary Shares to be Beneficially Owned After Offering(2)
Name of Selling Shareholder	Class A Ordinary Shares	Percentage	Class B Ordinary Shares	Percentage	Number	Number	Percentage
CTW (BVI) LTD(3)	48,000,000	95.0	12,000,000	100.0	10,000,000	—	—

(1)	The selling shareholder owns (i) 48,000,000 Class A ordinary shares and (ii) 12,000,000 Class B ordinary shares. The percentages of ordinary shares owned prior to the offering are based on 62,529,048 ordinary shares outstanding as of July 31, 2026, comprised of 50,529,048 Class A ordinary shares and 12,000,000 Class B ordinary shares, and exclude 2,086,952 Class A ordinary shares held by Futu Trustee Limited in the Company’s share incentive reserve that had not been delivered to award holders as of July 31, 2026.
(2)	We do not know when or in what amounts the selling shareholder may offer shares for sale. The selling shareholder might not sell any or might sell all of the shares offered by this prospectus. Because the selling shareholder may offer all or some of the shares pursuant to this offering, and because, except as set forth elsewhere in this prospectus, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling shareholder.
(3)	Consists of (i) 48,000,000 Class A ordinary shares and (ii) 12,000,000 Class B ordinary shares held by CTW (BVI) LTD, a limited liability company incorporated in British Virgin Islands, in which Mr. Ryuichi Sasaki owns 100% of the equity interests. The selling shareholder is wholly owned by Mr. Ryuichi Sasaki, our founder, Chief Executive Officer and chairman of our board of directors, and is our controlling shareholder. The registered office address of CTW (BVI) LTD is Aegis Chambers, 1st Floor, Ellen Skelton Building, 3076 Sir Francis Drake’s Highway, Road Town, Tortola, VG1110, British Virgin Islands.

PLAN OF DISTRIBUTION

We may, from time to time, sell the securities offered through this prospectus in primary offerings on any stock exchange, market or trading facility on which our securities are traded or quoted or in private transactions. The selling shareholder named in this prospectus may, from time to time, sell, transfer, distribute or otherwise dispose of certain of its Class A ordinary shares or interests in our Class A ordinary shares in secondary offerings on any stock exchange, market or trading facility on which our Class A ordinary shares are traded or in private transactions. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

We or the selling shareholder named in this prospectus may sell or distribute the securities described in this prospectus from time to time in one or more transactions, including without limitation:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades in which the broker-dealer will attempt to sell the Class A ordinary shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to such selling shareholder’s members, partners or shareholders;

●	short sales effected by the selling shareholder after the date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	directly to one or more purchasers;

●	through agents;

●	broker-dealers may agree with the selling shareholder to sell a specified number of Class A ordinary shares at a stipulated price per share; and

●	a combination of any such methods of sale.

Each time that we or the selling shareholder sell securities covered by this prospectus, we or such selling shareholder will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in a sale by us or any selling shareholder, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The applicable prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter, us and any selling shareholder.

If dealers are used in the sale of securities offered through this prospectus, we or any selling shareholder will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

The selling shareholder and any underwriters, broker-dealers or agents that participate in the sale of our Class A ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of our Class A ordinary share may be underwriting discounts and commissions under the Securities Act. If any selling shareholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling shareholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling shareholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Direct sales and sales through agents

We or the selling shareholder may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling shareholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the applicable prospectus supplement.

The selling shareholder also may resell a portion of our Class A ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and we and they conform to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling shareholder may, from time to time, pledge or grant a security interest in some of our Class A ordinary shares owned by them and, if a selling shareholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such Class A ordinary shares from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling shareholder to include the pledgee, transferee or other successors in interest as the selling shareholder under this prospectus. The selling shareholder also may transfer our Class A ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Delayed delivery contracts

If the applicable prospectus supplement indicates, we or any selling shareholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the selling shareholder, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us and/or the selling shareholder, to indemnification against certain liabilities, including liabilities under the Securities Act.

The selling shareholder may use this prospectus in connection with resales of our Class A ordinary shares. Any accompanying prospectus supplement will set forth, to the extent required, the terms of the offering and any material relationships between us and the selling shareholder. The selling shareholder may be deemed to be an underwriter under the Securities Act in connection with our Class A ordinary shares it resells and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling shareholder will receive all the net proceeds from the resale of our Class A ordinary shares.

To the extent required, our Class A ordinary shares to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

LEGAL MATTERS

We have been represented by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP with respect to certain legal matters as to United States federal securities and New York State law. Travers Thorp Alberga has advised us on certain legal matters as to Cayman Islands law including the issuance of the securities offered by this prospectus and Nishi Law Firm and Kudanzaka Law Office have advised us on certain legal matters as to the law of Japan.

EXPERTS

The consolidated financial statements of CTW as of July 31, 2026 and 2025 and for each of the years ended July 31, 2026 and 2025, incorporated in this prospectus by reference to our annual report on Form 20-F for the fiscal year ended July 31, 2026, have been audited by Golden Ocean FAC PAC, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CTW as of July 31, 2024 and for the year ended July 31, 2024, incorporated in this prospectus by reference to our annual report on Form 20-F for the fiscal year ended July 31, 2026, have been audited by YCM CPA INC., an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The registered business address of Golden Ocean FAC PAC is 111 North Bridge Road #25-01, Peninsula Plaza, Singapore 179098. The registered business address of YCM CPA INC. is 4482 Barranca Parkway, STE 239, Irvine, CA 92604.

ENFORCEABILITY OF CIVIL LIABILITY

We are incorporated under the laws of the Cayman Islands as an exempted company limited by shares. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

A majority of our assets are located in Japan. In addition, most of our directors and officers are nationals or residents of Japan and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us under the securities laws of the United States.

Cayman Islands

Travers Thorp Alberga (“TTA”), our counsel with respect to the laws of the Cayman Islands, and Nishi Law Firm and Kudanzaka Law Office, our co-counsels with respect to Japanese law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or Japan would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or Japan against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by TTA that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands may recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and may give a judgment based thereon, provided that such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; (e) has not been obtained by fraud; and (f) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Japan

Nishi Law Firm and Kudanzaka Law Office, our co-counsels as to Japanese law, have advised the Company that it is uncertain whether the Japanese courts will (i) recognize or enforce judgments of United States courts obtained against the Company or any of its directors or officers under the civil liability provisions of the securities laws of the United States or any state of the United States or (ii) accept the original action brought in Japan against the Company or any of its directors or officers under the securities laws of the United States. Japan’s Civil Execution Act (Act No. 4 of 1979, as amended) and Code of Civil Procedure (Act No. 109 of 1996, as amended) require Japanese courts to deny requests for the enforcement of judgments of foreign courts where foreign judgments do not meet the requirements set forth in the Civil Execution Act and the Code of Civil Procedure, including the following:

●	the jurisdiction of the foreign court shall be recognized under laws, regulations, treaties, or conventions;

●	the defeated defendant has been served (excluding service by publication or other similar service) with the summons or order for the commencement of litigation, or that he/she did not receive such summons or order, but did respond to the summons or order;

●	the content of the judgment and the litigation proceedings are not contrary to public policy or good morals in Japan; and

●	there exists a guarantee of reciprocity as to the recognition by a court of the relevant foreign jurisdiction of a final judgment of a Japanese court.

Reciprocity is defined as the recognition in a foreign country of the validity of a judgment of a Japanese court of the same kind as that of a foreign court in that country under conditions not different in material respects from those in Japan, just as Japan recognizes the judgment of a foreign court, and the Japanese courts will determine the existence of reciprocity on a case-by-case basis for each judgment rendered by a foreign court. For example, Japanese courts recognize reciprocity for judgments of courts in the states of Hawaii, New York, California, and Nevada (mainly for monetary claims), but there is no guarantee that reciprocity will be recognized for judgments in other states or for different types of U.S. judgments. Therefore, U.S. court judgments for civil liability premised on U.S. federal and state securities laws may not be enforceable in Japan.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Under the Exchange Act, we are required to file reports and other information with the SEC. Specifically, we are required to file annually a Form 20-F within four months after the end of each fiscal year. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of quarterly reports and proxy statements, our officers and directors are exempt from the short-swing rules contained in Section 16 of the Exchange Act, and our principal shareholders are exempt from the reporting and short-swing rules contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You can also find information on our website https://ctw.inc. The information contained on our website is not a part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our annual report on Form 20-F for the fiscal year ended July 31, 2026 filed with the SEC on October 16, 2026 (File No. 001-42758);

●	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on July 22, 2025, and any amendment or report filed for the purpose of updating such description;

●	our current report on Form 6-K furnished with the SEC on October 15, 2026;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future periodic reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

29F, 1 Chome-9-10, ARK Hills

Sengokuyama Mori Tower

Roppongi, Minato City, Tokyo

106-0032, Japan

investor@ctw.inc

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 23, 2026

PROSPECTUS SUPPLEMENT
To Prospectus Dated          , 2026

CTW
Up to US$ 2,000,000

Class A Ordinary Shares

We have entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”) as sales agent (“Sales Agent”), dated October 23, 2026, relating to the sale of our Class A ordinary shares, with a par value of US$0.0001 each (the “Class A ordinary shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell our Class A ordinary shares having an aggregate offering price of up to US$2,000,000 from time to time through the Sales Agent.

Sales of our Class A ordinary shares, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions, including block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions, including directly on the Nasdaq Capital Market or sales made to or through a market maker other than on an exchange at prevailing market prices, at prices related to prevailing market prices or at negotiated prices or by any other method permitted by law. Subject to the terms of the Sales Agreement, the Sales Agent is not required to sell any specific amount, but will act as our Sales Agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The designated Sales Agent will be entitled to a commission rate of up to 3.0% of the gross sales price of any Class A ordinary shares sold under the Sales Agreement. In connection with the sale of Class A ordinary shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including civil liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-13 for additional information regarding the compensation to be paid to the Sales Agent.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our issued and outstanding ordinary shares held by non-affiliates remains below US$75,000,000. The aggregate market value of our issued and outstanding ordinary shares held by non-affiliates, or public float, as of October 23, 2026, was approximately US$7.2 million, which was calculated based on 2,504,917 Class A ordinary shares and nil Class B ordinary shares held by non-affiliates and the per share price of US$2.86, which was the closing price of our Class A ordinary shares on August 26, 2026. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our Class A ordinary shares are currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CTW.” On October 20, 2026, the last reported sales price of our Class A ordinary shares was US$1.98 per share.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page S-5 of this prospectus supplement for more information.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-7 of this prospectus supplement and any risk factors in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference in this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

Prospectus supplement dated             , 2026

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement on Form F-3 that we filed with the SEC using “shelf” registration process. The accompanying prospectus provides you with a general description of the securities that may be offered by us, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus.

Before buying any of the securities that are offered by this prospectus supplement, you should carefully read both this prospectus supplement and the accompanying prospectus with all of the information incorporated by reference in this prospectus supplement, as well as the additional information described under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.” These documents contain important information that you should consider when making your investment decision. We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement forms a part. You should read the exhibits carefully for provisions that may be important to you.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the Sales Agent have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement, any accompanying prospectus or any free writing prospectus we have prepared. Neither we nor the Sales Agent take responsibility for or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement, any applicable prospectus or any related free writing prospectus. This prospectus supplement is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of those documents only, regardless of the time of delivery of this prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,

●	“Class A ordinary share” refers to our Class A ordinary shares, par value US$0.0001 per share;

●	“Class B ordinary share” refers to our Class B ordinary shares, par value US$0.0001 per share;

●	“CTW” refers to CTW (formerly known as CTW Cayman), an exempted company limited by shares incorporated under the laws of the Cayman Islands, and our current ultimate holding company;

●	“CTW Japan” refers to CTW Inc., a limited liability company organized under the laws of Japan and a wholly owned subsidiary of Bao Cayman, which is a wholly owned subsidiary of CTW;

●	“Nasdaq” refers to the Nasdaq Capital Market;

●	“SEC” refers to the U.S. Securities and Exchange Commission; and

●	“we,” “us,” “the Company,” “our Company,” “our group,” or “our” refers to one or more of CTW and its subsidiaries, including its principal operating subsidiary, CTW Japan, as the case may be.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our 2026 Form 20-F incorporated herein by reference, and the other documents incorporated by reference herein, that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “could,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to,” “potential” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract clients and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	the volatility of the market price of our Class A ordinary shares, which could cause the value of your investment to decline;

●	the risk that an active trading market for our Class A ordinary shares may not be sustained;

●	our ability to maintain the listing of our Class A ordinary shares on Nasdaq;

●	other matters described in the section titled “Item 3.D. – Risk Factors” in our most recent annual report on Form 20-F for the year ended July 31, 2026, filed with the SEC on October 16, 2026 (the “2026 Form 20-F”), incorporated herein by reference.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus supplement (including our 2026 Form 20-F and the other information incorporated herein by reference) include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements are made only as of the date of this prospectus supplement and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.

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SUMMARY OF THE PROSPECTUS SUPPLEMENT

This summary highlights selected information from this prospectus supplement or incorporated by reference in this prospectus supplement and does not contain all of the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement carefully, including the information presented under the sections titled “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements,” and our financial statements before making an investment decision.

The Company

We are a leading globally accessible, web-based gaming platform, offering players an immersive digital space through our flagship HTML5 platform, G123.jp. Our platform showcases a diverse selection of free-to-play games inspired by popular Japanese animations, including Queen’s Blade, So I’m a Spider, So What?, and Goblin Slayer. The HTML5-based G123.jp platform removes common barriers to gameplay, such as downloads, installations, and mandatory registrations, ensuring that seamless, instant access is available to players worldwide across different types of devices, including mobile devices beyond just PCs. As of the date of this prospectus supplement, we have 43 games on our platform and 5 games in pre-registration.

Our primary focus is serving game developers as our core customers by providing a comprehensive platform that helps them generate revenue and reach a global audience. Through our gaming platform, we share revenue generated from players’ in-game purchases worldwide. Leveraging our well-established relationships with leading Japanese animation IP holders, we offer premium IP resources along with ancillary support, as well as distribution and marketing services, to game developers. By collaborating with leading game developers, we bring high-quality and animation-themed gaming experiences to the game players/end-users worldwide.

Over the years, we have built strong relationships with IP holders to obtain licenses for high-profile, well-established IPs with dedicated fan bases or those aligned with our strategic goals and target markets. Our agreements with IP holders define the scope of the licenses, including applicable regions, languages, and specific content permitted for game development, as well as royalty terms. Once we obtain IP licenses from IP holders, we provide game developers with seamless and compliant access to these IP resources, ensuring they have the rights needed to integrate IP content into their games. These resources enable developers to leverage the existing popularity of the IPs, attracting a broad audience and enhancing the games’ appeal and success.

In addition to granting access to IP resources, we provide comprehensive support to game developers across various aspects of game development and distribution. Our other services include game distribution support including localization and translation of in-game content, IP related design support (such as sound effects, music, and interface elements), game distribution service including hosting games on our platform and distributing games to global audience through our established network and server resources and related software and systems. Additionally, we offer marketing services to game developers, as well as customer support to game developers, ensuring a seamless experience from development to monetization.

Historically, our top games and related developers have accounted for a substantial portion of revenues generated from our G123.jp platform. For the years ended July 31, 2026, 2025 and 2024, Vivid Army accounted for 20.2%, 30.1% and 40.3% of our revenues, respectively. For the fiscal year ended July 31, 2026, the game developer of Arifureta: From Commonplace to World’s Strongest - Rebellion Soul, BLACK LAGOON Heaven’s Shot and Dropkick on My Devil!! Chaos was our 2nd largest customer, contributing approximately 17.5% of our total revenue during the fiscal year 2026. Of this amount, Arifureta: From Commonplace to World’s Strongest - Rebellion Soul accounted for 16.3%, while BLACK LAGOON Heaven’s Shot accounted for 0.9% and Dropkick on My Devil!! Chaos accounted for 0.3%. Revenue from this developer represented 13% of our total revenue for the fiscal year ended July 31, 2025. Another two game developers historically contributed more than 10% of our revenue for the years ended July 31, 2025 and 2024, including the game developer of Queen’s Blade Limit Break and Strike The Blood Daybreak, however, none of them contributed more than 10% of our revenue for the year ended July 31, 2026. We expect that our top titles to rotate as more games gain success on our platform. Our mission is to unlock the potential of Japanese animation-based games, offering game developers the digital floor with commercial opportunities and essential supports to turn their craft into financial success, while creating an unforgettable, ad-free, immersive gaming experience featuring beloved Japanese animations for end-users. Our proprietary platform provides comprehensive support to game developers, enabling them to revitalize Japanese animation and deliver engaging, high-quality games that resonate with our end-users.

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Our Win-Win Monetization Approach

At G123.jp, we offer a unique, win-win monetization model that benefits game developer partners, end-users and the platform alike. Our platform allows players to immerse themselves in a wide variety of games inspired by popular anime and manga, providing both a free and engaging gaming experience as well as the option to enhance gameplay through in-game purchases. Players can engage in micro-transactions for virtual items, engagement-based rewards, character enhancements, and other customizations. These optional purchases not only add enjoyment to the player’s experience but also provide a revenue source for developers and support our revenue model, helping us keep the games free-to-play and ad-free.

Our game developer partners monetize their products on our platform, mainly through fees collected from these micro-transactions and in-game purchases. To support this process, we pay an upfront advance to our game developer partners to support their game development on a per-game, per-contract basis. We start to recoup the advance as soon as a game starts generating in-game purchase upon launching on our platform. Our customers, the game developers, pay us service fees by allowing us to retain a pre-agreed percentage of the in-game purchases made by end users as consideration for our services. Such advances and service fees are paid according to the service agreements that we entered into with game developers for individual games. Game developers repay the advance by allowing us to retain an additional amount equal to the amount of in-game purchases allocated to them under the service agreements. The repayment of the advances continues until the full amount is recovered by us.

In exchange for using our platform, resources, and services, game developers pay service fees to us by allowing us to retain an average of approximately 88% of the gross in-game purchase amounts generated from a game on our platform after the advance is fully recouped. The repayment of advances and payment of service fees to us through revenue sharing are governed solely by terms of the service agreements, irrespective of other factors and conditions including payment of our royalty fees. After accounting for royalty costs, but before considering other operating expenses borne by us in providing services for individual games, we retain an average of approximately 81% of the gross in-game purchase amounts generated from each game. For the period from August 1, 2019 through July 31, 2026, we made a total of 66 advances to game developers to support their game development activities pursuant to the agreements entered into with them. Of these 66 advances, seven were not recovered due to the failure of the respective developers to complete the development of the associated games. Additionally, we were unable to fully recover advances related to eight games that went offline before full repayment was made. Furthermore, we assessed the recoverability of all outstanding advances and recorded valuation allowances for advances related to 12 additional games where we believe there is a risk that the full amount of the advances may not be collectable. We have recorded full valuation allowances for all such advances that are not expected to be recouped. As of July 31, 2026, 22 game developers have outstanding advances related to 39 games. As of July 31, 2025, 27 game developers have outstanding advances related to 42 games. As of July 31, 2024, 36 game developers have outstanding advances related to 47 games.

In general, we rely on the negotiated terms of services for third-party game developers, which govern the distribution, operations and service fees for hosting and distributing a game on our platform as well as services we provide to game developers, and generally do not require game developers to repay the advance to us if they fail to develop a game or the in-game purchase amount generated from the game is insufficient to offset the full advance amount. Among others, key terms of our contracts with game developers typically include the following: (i) We provide access to intellectual property (IP) of a specific animation or similar work to the game developer for a term of three years to develop a game based on such IP; (ii) We provide game distribution services by hosting and distributing the game using our platform which is accessible to end users and have the necessary subsystems to track and collect payments from end users; (iii) We provide limited game development support services, mainly including game content localization translation and IP related design support; (iv) We provide game marketing and advertising services to game developers for a specific game; (v) We provide end-user support services for a game through our platform on behalf of the game developer; (vi) We provide a fixed amount of upfront advance fee to the game developer for the development of a particular game. The advance is recouped through in-game purchases after a game is launched — specifically, we retain an additional amount equal to the amount of in-game purchases allocated to the game developer under the service agreement until the advanced balance is fully collected. If the game development is unsuccessful or in-game purchase amounts are insufficient to fully offset the advance fee, the developer is not required to repay the shortfall, and we bear the associated loss of the unrecovered advance; (vii) the game developer retains all its rights related to the developed game and is responsible for developing, updating, and providing the game content to end users; (viii) We have a transferable exclusive right to distribute the game through our platform during an initial term of three years starting from the date the game is launched on our website; (ix) as consideration for our services provided, the game developer agrees to pay us service fees through allowing us to retain a pre-agreed percentage of the gross in-game purchases generated from the specific contracted game. As of the date of this prospectus supplement, there are a limited number of game titles that are not based on specific IPs, such as Vivid Army, and we entered into service agreements with related developers, the terms of which are the same, except that we do not provide upfront advance fee and access to IPs for these games to the developers. On average, such a pre-agreed percentage of revenue sharing as consideration for our services is approximately 88% of the gross in-game purchase amount without considering any repayment of the advance by the game developer to us. After deducting IP royalty costs, we retain on average approximately 81% of the gross in-game purchase amounts for a specific game, without taking into account other associated expenses borne by us.

S-2

This collaborative revenue-sharing structure incentivizes our developer partners to continually invest in high-quality, engaging content, which ensures a steady flow of fresh games with high “playability” for our players and builds long-term, sustainable value for the platform. By aligning our success with that of our developer partners, we create a feedback loop where compelling content attracts more players, leading to increased revenue generation for developers, enabling us to further invest in top-tier gaming experiences.

Value for Partners

We highly value our partnerships with skilled game developers, offering them lucrative opportunities for monetization. We provide “advances” to game developers to help cover development costs, with repayment structured through “revenue-sharing.” Our advances give game developers essential liquidity support that fuel their game development efforts. While the amount of advances may not cover all costs of game development, they alleviate financial pressure, ensuring smooth progress without interruptions. For small but skilled and innovative developers, our advances offer the financial assistance needed to bring their creative vision to life, allowing them to focus on what they do best — creating outstanding games — without the burden of liquidity concerns.

Our unique distribution model, through the HTML 5 platform on G123.jp available across a wide range of devices at no additional cost, enables game developers to reach a broad audience without relying on major distribution platforms. Major distribution platforms often impose high fees and restrictive requirements that can impact both developer profits and the player experience. Operating independently, we control the user experience directly and maximize revenue potential for our developer partners by providing full platform support. By leveraging our platform, developers can commercially succeed while maintaining control over their distribution and revenue, ensuring greater independence and profitability throughout the game’s lifecycle.

Our approach extends beyond simple distribution. We build and establish strategic relationships with renowned Japanese animation IP holders, allowing us to support end-to-end game creation for game developers. This involves entering into IP license agreements securing popular animation IPs from their holders, such as KADOKAWA Corporation, TMS Entertainment, and Warner Bros Japan LLC, and then providing access to IP-related content for game development to game developers. We have entered into IP license agreements for specific animation IPs with various animation IP holders, allowing us to leverage a wide array of IPs and maintain a broad and appealing product lineup for a diverse global audience and animation enthusiasts. Key terms of such IP license agreements typically include an initial term of three years from the date the related games are launched and distributed on our platform, the authorized regions, languages, and content to be utilized, the release schedule, and the agreed-upon royalty rates. As of July 31, 2026, we have established partnerships with 38 animation IP holders, including KADOKAWA Corporation, TMS Entertainment, and Warner Bros Japan LLC. During fiscal 2026, we launched new titles based on well-known Japanese entertainment franchises, including “Doraemon,” “Kakegurui,” and “Highschool of the Dead.” We will continue to launch new titles with globally recognized animation IPs on our platform. As of the date of this prospectus supplement, we have opened pre-registration of 5 new games most of which are based on beloved animation series. These games are expected to be launched in the rest of 2026 and 2027.

We also provide comprehensive game development resources and support, including localization and translation services, as well as IP alignment and content refinement assistance, such as adjustments to characters and storylines, sound, and music design, ensuring the creation of high-value, recognizable content that resonates with both local and global audiences. Our distribution services also include advertisement and marketing, end-user management, payment solutions and settlement for player billings and payouts, and customer support services. By combining in-house marketing expertise with data-driven insights, we help game developers to effectively capture and grow their audience.

Value for End-users/Game Players

G123.jp is designed with player satisfaction at its core. Our games are HTML5-based, accessible across devices without the need for downloads, lengthy registrations, or costly subscriptions, allowing players to immediately dive into immersive, seamless, and ad-free experiences on any device. Whether on mobile devices or PCs, we provide a streamlined experience, making gaming accessible to a diverse global audience across all types of devices. By delivering an engaging gaming experience based on popular animations, we offer players the opportunity to enjoy games featuring their favorite anime and manga characters and story lines. Our platform provides a wide range of optional in-game items, top-ups, and strength-enhancing features, allowing players to customize their experience with clothing, accessories, and emotes. Additionally, we design well-tailored, entertaining in-game events and activities, complemented by various socialization tools that foster platform-based interactions, adding multiple layers of enjoyment to the gameplay.

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Furthermore, our proprietary AI-based, round-the-clock customer support ensures that players have a reliable, safe, and optimized gaming experience at all times. By continually analyzing player preferences and behavior with advanced AI tools, we refine gaming experiences and market strategies to maximize satisfaction and engagement, making our platform a trusted and go-to destination for fans of authentic Japanese animation.

Profitability for Our Platform

Under our unique monetization model, our platform demonstrates strong unit economics, significant bookings, and robust revenue generation, alongside high growth momentum. As of July 31, 2026, we had released over 86 game titles on cumulative basis, among which 42 game titles remained active on our G123.jp platform, with 14 titles currently in the backlog. Our average monthly active users (“MAUs”) increased by 135.5% from 958,578 in fiscal 2021 to 2,257,341 in fiscal 2026. In fiscal 2026, average MAUs decreased by 33.2% from 3,378,835 in fiscal 2025, while average paying monthly active users (“PMAUs”) increased by 0.6% from 88,503 to 89,053. Accordingly, the proportion of monthly active users making purchases increased from 2.62% to 3.95%, although average spending per paying monthly active user declined. For the years ended July 31, 2026, 2025 and 2024, our ARPMAU was US$3.57, US$2.64 and US$3.06, respectively, and our ARPPMAU was US$90.60, US$100.74 and US$112.40, respectively. Our ROAS was 105.8%, 116.4% and 99.3%, respectively, during the same periods.

In the years ended July 31, 2026, 2025 and 2024, our revenues amounted to US$82.5 million, US$90.4 million and US$68.4 million, respectively, and our gross in-game purchase amounts amounted to US$96.8 million, US$107.0 million and US$84.5 million, respectively. We believe that our overall profitability will increase in the long run, primarily driven by our continuous focus on acquiring high-quality content and strategic partnerships as well as our growth momentum attributed by the expansion into the global market. We recorded net loss of US$4.1 million, net income of US$3.8 million and US$6.0 million for the years ended July 31, 2026, 2025 and 2024, respectively. Our net cash used by operating activities was US$3.2 million for the year ended July 31, 2026 as compared to net cash provided by operating activities of US$0.1 million and US$1.6 million in the years ended July 31, 2025 and 2024, respectively.

Our Corporate Structure

The following diagram illustrates our corporate structure, including all of our significant subsidiaries, as “significant” is defined under Section 1-02 of Regulation S-X under the Securities Act and certain other subsidiaries, as of the date of this prospectus supplement.

S-4

Implications of Being an “Emerging Growth Company”

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes- Oxley Act”); and

●	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have issued more than US$1.0 billion in non-convertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our ordinary shares that are held by non-affiliates equals or exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter.

We may choose to take advantage of some but not all of these reduced burdens. In addition, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of this extended transition period.

Implications of Being a Foreign Private Issuer

We are also considered a “foreign private issuer.” Accordingly, we report under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) as a non-U.S. company with foreign private issuer status. This means that, even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	our officers and directors are exempt from the short-swing rules contained in Section 16 of the Exchange Act, and our principal shareholders are exempt from the reporting and short-swing rules contained in Section 16 of the Exchange Act; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus supplement, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Implications of Being a Controlled Company

As of the date of this prospectus supplement, Mr. Ryuichi Sasaki, our founder and chairman of the board beneficially owns 96.0% of our total outstanding share capital and will be able to exercise 98.5% of the total voting power of our total outstanding share capital. As a result, we are a “controlled company” as defined under the Nasdaq rules because Mr. Ryuichi Sasaki will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we will be permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Corporate Information

Our principal executive offices are located at 29F, 1 Chome-9-10, ARK Hills Sengokuyama Mori Tower, Roppongi, Minato City, Tokyo 106-0032, Japan, and our phone number is +050-1748-6333. Our registered office in the Cayman Islands is located at the offices of International Corporation Services Ltd, whose physical address is Harbour Place, 103 South Church Street, George Town, Grand Cayman with postal address P.O. Box 472, KY1-1106, Cayman Islands. We maintain a corporate website at https://ctw.inc. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus supplement. Our agent for service of process in the United States is Cogency Global Inc.

S-5

THE OFFERING

Class A ordinary shares offered by us	Class A ordinary shares having an aggregate offering price of up to US$2,000,000.

Class A Ordinary Shares Outstanding Prior to the Offering:	50,529,048 Class A ordinary shares

Class A Ordinary Shares to be Outstanding After This Offering*	51,539,149 Class A ordinary shares, assuming an aggregate of 1,010,101 of Class A ordinary shares are sold at a price of US$1.98 per share, the last reported sale price of our Class A ordinary shares on Nasdaq on October 20, 2026, for aggregate gross proceeds of approximately US$2,000,000. The actual number of Class A ordinary shares will vary, depending on the sales price in this offering.

Manner of Offering	“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time through the Sales Agent. See “Plan of Distribution” on page S-13 of this prospectus supplement.

Use of Proceeds

Because there is no minimum offering amount, the proceeds to us are not determinable at this time.

We currently intend to use the net proceeds from this offering, if any, for global market expansion, as well as working capital and other general corporate purposes.

The foregoing represents our current intentions to use and allocate the net proceeds from this offering based upon our present plans and business conditions. Our management, however, will have significant flexibility and discretion to apply these net proceeds. See “Use of Proceeds” for more information.

Risk Factors	See “Risk Factors” and the other information included in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our Class A ordinary shares

Nasdaq Stock Market symbol	Class A ordinary shares: “CTW”

*	The number of Class A ordinary shares to be outstanding immediately after this offering as shown above is based on 50,529,048 Class A ordinary shares outstanding prior to the offering and excludes 2,086,952 Class A ordinary shares held by Futu Trustee Limited in the Company’s share incentive reserve that had not been delivered to award holders as of July 31, 2026.

S-6

RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the following risks and those in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

Please see “Where You Can Find More Information” and “Information Incorporated by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our securities. Below please find a summary of the principal risks and uncertainties we face, organized under relevant headings. These risks are discussed more fully in the section titled “Item 3. Key Information—3.D. Risk Factors” in our 2026 Form 20-F, which is incorporated herein by reference.

Risks Relating to Our Business and Industry

●	Our industry is intensely competitive. We may not be able to distribute successful and engaging games with high ‘playability’ on our platform, or players may prefer the games and content offered by our competitors’ platforms over our own.

●	We are exposed to the risks of digital sales and the free-to-play business model, the success of which depends on our ability to efficiently attract and retain end-users who come to play and make in-game purchases.

●	Our business depends on the ability of third parties to develop commercially viable games and appealing content and our ability to compete for key licenses and engage with game developers to provide engaging and commercially successful games on our platform.

●	It may become increasingly difficult and more expensive for us to acquire players for games featured on our platform and we may not achieve a positive return on investment on our user acquisition efforts.

●	We rely on the ability to use the intellectual property of third parties. We may lose the benefit of some of the intellectual property licensed to us, or authorized to be distributed by us, if we fail to secure or renew key licenses or partnerships with game developers on favorable terms, and we are exposed to potential infringement claims, which could adversely affect our business, operations, and financial results.

●	We are dependent on the success of flagship games released on our platform as well as our partnerships with related developers, and we must continue to collaborate with game developers to launch “hit” titles or sequels to such “hit” titles in order to compete successfully in our industry.

●	We may be unable to fully recover advances to game developers if a game fails to launch or generate sufficient in-game purchases to offset the full amount of outstanding balances, and as a result, our financial condition and results of operations could be materially and adversely affected.

●	We are subject to technology upgrade risks which could result in delays and additional costs, and we must invest in technological advancement and adapt to changes in web-based technologies, network infrastructure, payment systems, cloud computing, data storage and general software technologies.

●	We rely on a small percentage of our end-users for all of the in-game purchases made on our platform.

●	Our operating metrics are subject to inherent challenges in measurement, and real or perceived inaccuracies in those metrics may harm our reputation and our business.

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Risks Related to the Trading Market

●	The market price of our Class A ordinary shares may be volatile or may decline regardless of our operating performance.

●	We have historically identified material weaknesses in our internal control over financial reporting and disclosure controls and procedures and could identify further material weaknesses in the future. In the event of any failure to maintain an effective system of disclosure controls and internal control over financial reporting in the future, we may not be able to accurately report its financial results or prevent fraud. As a result, holders of the Class A ordinary shares could lose confidence in our financial and other public reporting, which is likely to negatively affect our business and the market price of the Class A ordinary shares.

●	The sale or availability for sale of substantial amounts of our Class A ordinary shares could adversely affect their market price.

●	We do not intend to pay dividends for the foreseeable future.

●	If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A ordinary shares, the price of our Class A ordinary shares and trading volume could decline.

Risks Related to this Offering

Purchasers of Class A ordinary shares in this offering will experience immediate and substantial dilution in the book value of their investment.

The price per Class A ordinary share being offered may be higher than the net tangible book value per share of our outstanding Class A ordinary shares prior to this offering. Assuming that an aggregate of 1,010,101 of Class A ordinary shares are sold at a price of US$1.98 per share, the last reported sale price of our Class A ordinary shares on Nasdaq on October 20, 2026, for aggregate gross proceeds of approximately US$2,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of US$1.57 per share. For a more detailed discussion of the foregoing see the section entitled “Dilution” below.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Class A ordinary shares or other securities convertible into or exchangeable for Class A ordinary shares. We cannot assure you that we will be able to sell Class A ordinary shares or other securities in any other offering at a price per Class A ordinary share that is equal to or greater than the price per Class A ordinary share paid by investors in this offering, and investors purchasing Class A ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per Class A ordinary share at which we sell additional Class A ordinary shares or other securities convertible into or exchangeable for Class A ordinary shares in future transactions may be higher or lower than the price per Class A ordinary share in this offering.

The actual number of Class A ordinary shares we will sell under the Sales Agreement and the resulting gross proceeds is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of Class A ordinary shares that are sold by the Sales Agent after we deliver a placement notice will fluctuate based on the market price of our Class A ordinary shares during the sales period and limits we set in the placement notice. Because the price per share sold will fluctuate based on the market price of our Class A ordinary shares during the sales period, it is not possible to predict the number of Class A ordinary shares that will be ultimately sold or the resulting gross proceeds.

The Class A ordinary shares offered in this offering will be sold in “at the market offerings.” Investors who purchase our Class A ordinary shares in this offering at different times will likely pay different prices.

Investors who purchase our Class A ordinary shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of Class A ordinary shares sold, and subject to certain limitations in the Sales Agreement, there is no minimum or maximum sales price. Investors may experience a decline in the value of their Class A ordinary shares and dilution as a result of sales made at prices lower than the prices they paid.

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We have broad discretion in the use of the net proceeds from this offering, and we may not use them effectively.

We currently intend to use the net proceeds from this offering as described in “Use of Proceeds.” However, our board of directors and our management retains broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Class A ordinary shares. Our failure to apply these funds effectively could result in financial losses, which could have a material adverse effect on our business, results of operations, financial condition and prospects.

Future sales of Class A ordinary shares or equity-linked securities in the public market could lower the trading price for our Class A ordinary shares.

We may in the future continue to sell additional Class A ordinary shares or equity-linked securities such as convertible notes to raise capital. In addition, a substantial number of Class A ordinary shares are reserved for issuance in connection with the exercise or vesting of awards under our equity incentive plans. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our Class A ordinary shares or equity-linked securities in the public market. The issuance and/or sale of substantial amounts of our Class A ordinary shares, or the perception that such issuances and sales may occur, could adversely affect the trading price of the Class A ordinary shares and impair our ability to raise capital through the sale of additional equity or equity-linked securities.

An active trading market for our Class A ordinary shares may not be sustained.

Although our Class A ordinary shares are listed on Nasdaq, the market for our Class A ordinary shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our Class A ordinary shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to utilize our shares as consideration in any licensing or other collaboration transactions with third parties.

Our share price may be subject to substantial volatility, and shareholders may lose all or a substantial part of their investment.

Our Class A ordinary shares currently trade on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Class A ordinary shares may not necessarily be a reliable indicator of our fair market value. The price at which our Class A ordinary shares trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of sources of revenues, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

Resales of our Class A ordinary shares in the public market during this offering by our shareholders may cause the market price of our Ordinary Shares to fall.

Sales of a substantial number of our Class A ordinary shares could occur at any time. The issuance of new Class A ordinary shares could result in resales of our Class A ordinary shares by our current shareholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Class A ordinary shares.

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USE OF PROCEEDS

We may offer and sell our Class A ordinary shares having an aggregate offering price of up to US$2,000,000 from time to time through the Sales Agent. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering, if any, for global market expansion, as well as working capital and other general corporate purposes.

Our expected use of the net proceeds from this offering represents our current intentions based on our present plans and business condition, which could change as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds from this offering, if any, will vary depending on numerous factors. As a result, we cannot predict with certainty all of the particular uses for any net proceeds to be received or the amounts that we will actually spend on the uses set forth above. Our board of directors and our management retains broad discretion in the application of the net proceeds from this offering.

Pending the use of the proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation instruments, which may include all or a combination of short-term and long-term interest-bearing instruments, investment-grade securities, and direct or guaranteed obligations of the U.S. government. We cannot predict whether the proceeds invested will yield a favorable return.

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DIVIDEND POLICY

Since our inception, we have not declared or paid cash dividends on our ordinary shares. Any decision to pay dividends in the future will be subject to a number of factors, including our financial condition, results of operations, the level of our retained earnings, capital demands, general business conditions, and other factors our board of directors may deem relevant. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

If we determine to pay dividends on any of our Class A ordinary shares in the future, as a holding company, we will depend on receipt of funds from our subsidiaries, including CTW Japan. Under the Japanese Companies Act (Act No. 86 of 2005, as amended), dividends must be paid from retained earnings and no dividend shall be paid out if the payment would cause the company to be insolvent (more precisely, if the amount of net assets after dividends falls below a certain amount as stipulated by the Companies Act). As a result, in the event that CTW Japan incurs debt on its own behalf in the future, its ability to pay dividends or other distributions to us may be limited.

Cash dividends, if any, on our Class A ordinary shares will be paid in U.S. dollars.

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DILUTION

If you invest in our Class A ordinary shares, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our ordinary shares immediately after this offering. Our net tangible book value of our ordinary shares as of July 31, 2026 was approximately US$24.1 million, or approximately US$0.39 per ordinary share based upon 62,529,048 ordinary shares outstanding, including 50,529,048 Class A ordinary shares and 12,000,000 Class B ordinary shares. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of ordinary shares outstanding as of July 31, 2026.

After giving effect to the sale of our Class A ordinary shares in the aggregate amount of US$2,000,000 at an assumed offering price of US$1.98 per share, the last reported sale price of our Class A ordinary shares on Nasdaq on October 20, 2026, and after deducting estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of July 31, 2026 would have been US$25.8 million, or US$0.41 per ordinary share. This represents an immediate increase in net tangible book value of US$0.02 per ordinary share to our existing shareholders and an immediate dilution in net tangible book value of US$1.57 per ordinary share to new investors in this offering.

The following table illustrates this calculation on a per ordinary share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of Class A ordinary shares sold and other terms of the offering determined at the time our Class A ordinary shares are sold pursuant to this prospectus supplement and the accompanying prospectus. The as adjusted information assumes that all of our Class A ordinary shares in the aggregate amount of US$2,000,000 is sold at the assumed offering price of US$1.98 per ordinary share, the last reported sale price of our Class A ordinary shares on Nasdaq on October 20, 2026. The Class A ordinary shares sold in this offering, if any, will be sold from time to time at various prices.

	Per Ordinary Share
Assumed public offering price per ordinary share	US$	1.98
Net tangible book value per ordinary share as of July 31, 2026	US$	0.39
Increase in net tangible book value per ordinary share attributable to the offering	US$	0.02
As adjusted net tangible book value per ordinary share after giving effect to the offering	US$	0.41
Dilution per share to new investors participating in the offering	US$	1.57

The above discussion and table are based on 62,529,048 ordinary shares outstanding as of July 31, 2026, excluding the 2,086,952 Class A ordinary shares held by Futu Trustee Limited in the Company’s share incentive reserve that had not been delivered to award holders as of that date.

The foregoing table does not give effect to the exercise of any outstanding options, warrants or vesting of any restricted share units or restricted shares. To the extent options or warrants are exercised or restricted share units or restricted shares vest, there may be further dilution to new investors.

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PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with A.G.P., under which we may offer and sell our Class A ordinary shares from time to time through A.G.P., acting as Sales Agent or principal of our Class A ordinary shares, if any, under this prospectus supplement and the accompanying prospectus at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market in the United States for our Class A ordinary shares, sales made to or through a market maker other than on an exchange or otherwise, directly to A.G.P. as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law.

Each time we wish to issue and sell Class A ordinary shares under the Sales Agreement, we will notify the Sales Agent of the number of Class A ordinary shares to be sold, the time period during which such sales are requested to be made, any limitation on the number of Class A ordinary shares to be sold in any one trading day and any minimum price below which sales may not be made. Upon receipt of a placement notice, unless the Sales Agent declines in writing to accept the terms of such notice, such Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell such Class A ordinary shares up to the amount specified on such terms. We have no obligation to sell any Class A ordinary shares under the Sales Agreement. The obligations of the Sales Agent under the Sales Agreement to sell our Class A ordinary shares are subject to a number of conditions that we must meet. We or A.G.P. may suspend the offering of Class A ordinary shares pursuant to a placement notice upon notice and subject to other conditions.

The settlement of sales of our Class A ordinary shares between us and the Sales Agent is generally anticipated to occur on the first trading day following the date on which the sale was made, or such shorter settlement cycle as may be in effect. Sales of our Class A ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agent a commission equal to 3.0% of the aggregate gross proceeds we receive from each sale of our Class A ordinary shares. The Sales Agent will receive no other compensation, and there is no market discount, warrant coverage, or structuring, commitment, non-usage or termination fee payable to the Sales Agent. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We will reimburse the Sales Agent for reasonable and documented out-of-pocket expenses (including legal fees and expenses) up to US$60,000 payable prior to the first placement, up to an additional US$10,000 per calendar quarter for maintenance (payable only if bring-down activities are conducted in that quarter), up to US$20,000 for each refresh of the registration statement, prospectus or prospectus supplement or amendment of the Sales Agreement, all FINRA filing fees, up to US$0.002 per share sold (which may be deducted from the gross proceeds of each sale), and up to US$10,000 for background reports. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Sales Agent under the terms of the Sales Agreement, will be approximately US$247,875. The remaining proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of our Class A ordinary shares in this offering.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of Class A ordinary shares we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

In connection with the sale of ordinary shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to indemnify the Sales Agent against certain liabilities, including civil liabilities under the Securities Act. We have also agreed to contribute to payments the Sales Agent may be required to make in respect of such liabilities.

A.G.P. will not engage in any market making activities involving our Class A ordinary shares while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act. As our sales agent, A.G.P. will not engage in any transactions that stabilize our Class A ordinary shares.

The offering of our Class A ordinary shares pursuant to the Sales Agreement will terminate upon the earliest of (i) the sale of all Class A ordinary shares subject to the Sales Agreement, (ii) the third anniversary of the initial effective date of the registration statement of which this prospectus supplement forms a part and (iii) the termination of the Sales Agreement as permitted therein; provided that either party may terminate the Sales Agreement at any time upon three days’ prior notice, and the Sales Agent may terminate the Sales Agreement immediately upon the occurrence of a material adverse effect or customary “market-out” events.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part.

The Sales Agent and its affiliates have in the past and may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received or may in the future receive customary fees.

In the ordinary course of their various business activities, the Sales Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Sales Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Sales Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the ordinary shares offered hereby. Any such short positions could adversely affect future trading prices of the ordinary shares offered hereby. The Sales Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-13

TAXATION

The following discussion of Japan, Cayman Islands and United States federal income tax consequences of an investment in the Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in the Class A ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Travers Thorp Alberga, our Cayman Islands counsel. To the extent that the discussion relates to matters of Japanese tax law, it represents the opinion of Nishi Law Firm and Kudanzaka Law Office, our co-counsels with respect to Japanese law.

Japanese Taxation

We are a holding company incorporated as an exempted company in the Cayman Islands. If we determine to pay dividends on any of our Class A ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiary, CTW Japan.

Generally, owners of shares of a Japanese corporation who are non-resident individuals of Japan or who are non-Japanese corporations without a permanent establishment in Japan, collectively referred to in this section as non-resident holders, will be subject to Japanese income tax collected by way of withholding on dividends (meaning in this section, distributions made from CTW Japan’s retained earnings for the Companies Act purposes) the Japanese corporation pays with respect to its shares and such tax will be withheld prior to payment of dividends. Share splits generally are not subject to Japanese income or corporation taxes.

In the absence of any applicable tax treaty, convention, or agreement reducing the maximum rate of Japanese withholding tax or allowing exemption from Japanese withholding tax, the rate of the Japanese withholding tax applicable to dividends paid by Japanese corporations on their shares to non-resident holders is generally 20.42% under current Japanese tax law. However, with respect to dividends paid on listed shares issued by a Japanese corporation to non-resident holders, other than any individual shareholder who holds 3% or more of the total number of shares issued by the relevant Japanese corporation (to whom the aforementioned withholding tax rate will still apply), the aforementioned withholding tax rate is reduced to 15.315%. The withholding tax rates described above include the special surtax (2.1% multiplied by the original applicable withholding tax rate, i.e., 15% or 20%, as the case may be).

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands. The Cayman Islands is not a party to any double tax treaties that are applicable to any payments made to or by our company.

Payments of dividends and capital in respect of our Class A ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A ordinary shares, as the case may be, nor will gains derived from the disposal of our Class A ordinary shares be subject to Cayman Islands income or corporation tax.

Certain Material U.S. Federal Income Taxation Considerations

The following is a general discussion of certain material U.S. federal income tax considerations applicable to U.S. Holders (as defined below) with respect to their ownership and disposition of Class A ordinary shares. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their specific circumstances, including the alternative minimum tax, the Medicare contribution tax on net investment income, or U.S. federal estate or gift tax consequences. All references to the “Code” are to the U.S. Internal Revenue Code of 1986, as amended.

S-14

The following does not address the tax consequences to any particular investor or to persons in special tax situations, such as:

●	banks;

●	financial institutions or underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	persons that elect to mark their securities to market;

●	U.S. expatriates or former long-term residents of the U.S.;

●	persons that have a “functional currency” other than the U.S. dollar;

●	governments or agencies or instrumentalities thereof;

●	tax-exempt entities (including private foundations);

●	qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	persons liable for alternative minimum tax;

●	persons holding our Class A ordinary shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Class A ordinary shares);

●	persons who acquired our Class A ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons holding our Class A ordinary shares through partnerships or other pass-through entities (except as explicitly discussed below in “Certain Material Tax Considerations Applicable to U.S. Holders of Our Class A Ordinary Shares”);

●	beneficiaries of a trust holding our Class A ordinary shares;

●	persons holding our Class A ordinary shares through a trust; and

●	persons subject to Section 451(b) of the Code.

The discussion set forth below is addressed only to U.S. Holders that purchase Class A ordinary shares. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, non-U.S. and other tax consequences to them of the purchase, ownership and disposition of our Class A ordinary shares.

S-15

Certain Material Tax Considerations Applicable to U.S. Holders of Our Class A ordinary shares

The following sets forth certain material U.S. federal income tax consequences related to the ownership and disposition of our Class A ordinary shares. It is directed to U.S. Holders (as defined below) of our Class A ordinary shares and is based upon laws and relevant interpretations thereof in effect as of the date of the prospectus supplement, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Class A ordinary shares under U.S. tax laws, such as U.S. federal estate or gift tax consequences or the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders that hold Class A ordinary shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of the prospectus supplement and existing, temporary and proposed U.S. Treasury regulations promulgated under the Code, as of the date of the prospectus supplement, as well as judicial and administrative interpretations thereof available on or before such date, and other applicable authorities. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below. There can be no assurance that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a U.S. Holder of the ownership or disposition of Class A ordinary shares.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” is applicable to you if you are a beneficial owner of Class A ordinary shares and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Class A ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Class A ordinary shares are urged to consult their tax advisors regarding an investment in our Class A ordinary shares.

We urge potential purchasers of our Class A ordinary shares to consult their own tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of purchasing, owning and disposing of our Class A ordinary shares.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF ACQUIRING, OWNING AND DISPOSING OF CLASS A ORDINARY SHARES. HOLDERS OF CLASS A ORDINARY SHARES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSIDERATIONS TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF CLASS A ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

Taxation of Dividends and Other Distributions on our Class A Ordinary Shares

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include the gross amount of distributions made by us to you with respect to the Class A ordinary shares (including the amount of any taxes withheld therefrom) in gross income as dividend income on the date of receipt, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

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With respect to non-corporate U.S. Holders, including individual U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as “investment income” for purposes of investment interest deduction limitations), dividends will be taxed at the lower capital gains rate applicable to “qualified dividend income”, provided that (1) the Class A ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (“PFIC”) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Class A ordinary shares are readily tradable on an established securities market in the United States. Under IRS authority, Class A ordinary shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on certain exchanges, which presently include the Nasdaq. Even if our Class A ordinary shares are presently listed on the Nasdaq, there can be no assurance that the Class A ordinary shares will be considered readily tradable on an established securities market in future years. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Class A ordinary shares, including the effects of any change in law after the date of the prospectus supplement.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as “qualified dividend income” (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Class A ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess would be taxed as capital gain. However, we do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Class A Ordinary Shares

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of Class A ordinary shares equal to the difference between the amount realized (in U.S. dollars) for the Class A ordinary shares and your adjusted tax basis (in U.S. dollars) in the Class A ordinary shares. The gain or loss will be capital gain or loss. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period in such Class A ordinary shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a non-U.S. tax is imposed on a disposition of our Class A ordinary shares, including the availability of the foreign tax credit under its particular circumstances.

PFIC

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income (as defined for U.S. federal income tax purposes) (the “income test”); or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

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For purposes of the PFIC provisions of the Code, passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. For purposes of the income test and asset test, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. We must make a separate determination each year as to whether we are a PFIC, however, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test may be determined, in part, based on the market price of our Class A ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Class A ordinary shares. Accordingly, fluctuations in the market price of the Class A ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Class A ordinary shares from time to time) that may not be within our control. If we are a PFIC for any year during which you hold Class A ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Class A ordinary shares. If we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, however, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Class A ordinary shares.

If we are a PFIC for your taxable year(s) during which you hold Class A ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Class A ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Class A ordinary shares will be treated as an excess distribution. Under the PFIC rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Class A ordinary shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income;

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Class A ordinary shares cannot be treated as capital, even if you hold the Class A ordinary shares as capital assets.

A U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) Class A ordinary shares and for which we are determined to be a PFIC, makes a mark-to-market election with respect to such shares for such taxable year. A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year in which you hold (or are deemed to hold) Class A ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Class A ordinary shares as of the close of such taxable year over your adjusted basis in such Class A ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Class A ordinary shares over their fair market value as of the close of the taxable year. Such ordinary loss, however, is allowable only to the extent of any net mark-to-market gains on the Class A ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Class A ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Class A ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Class A ordinary shares. Your basis in the Class A ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Class A ordinary shares” generally would not apply.

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The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury Regulations), including the Nasdaq (on which our Class A ordinary shares are listed). If the Class A ordinary shares are regularly traded on the Nasdaq and if you are a holder of Class A ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC; however, we cannot guarantee that our Class A ordinary shares will continue to be listed and regularly traded on the Nasdaq. U.S. Holders are advised to consult their tax advisors as to whether the Class A ordinary shares are considered marketable for these purposes.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. The qualified electing fund election, however, is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. Therefore, U.S. Holders should assume that a qualified electing fund election will not be available.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Class A ordinary shares, then such Class A ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Class A ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Class A ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Class A ordinary shares for U.S. federal income tax purposes.

If you hold Class A ordinary shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such Class A ordinary shares, including regarding distributions received on the Class A ordinary shares and any gain realized on the disposition of the Class A ordinary shares. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The determination of PFIC status is inherently factual, is subject to a number of uncertainties, and can be determined only annually at the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. There can be no assurance that the Company will or will not be determined to be a PFIC for the current tax year or any prior or future tax year, and no opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or will be requested. You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Class A ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding under Section 3406 of the Code at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. Transactions effected through certain brokers or other intermediaries, however, may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Additional Reporting Requirements

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Class A ordinary shares, subject to certain exceptions (including an exception for Class A ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Class A ordinary shares. In addition, certain U.S. Holders may be required to file an IRS Form 926, Return by a U.S. Transferor of Property to a Foreign Corporation, to report a transfer of property (including cash) to us. Failure to comply with either of these reporting requirements could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file an IRS Form 8938 or IRS Form 926.

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LEGAL MATTERS

CTW is being represented by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A ordinary shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Travers Thorp Alberga, our counsel as to Cayman Islands law. Legal matters as to Japanese law will be passed upon for us by Nishi Law Firm and Kudanzaka Law Office, our co-counsels as to Japanese law. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP may rely on Travers Thorp Alberga with respect to matters governed by Cayman Islands law and Nishi Law Firm and Kudanzaka Law Office with respect to matters governed by Japanese law. The Sales Agent is being represented by Thompson Hine LLP in connection with this offering.

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EXPERTS

The consolidated financial statements of CTW as of July 31, 2026 and 2025 and for each of the years ended July 31, 2026 and 2025, incorporated in this prospectus supplement by reference to our annual report on Form 20-F for the fiscal year ended July 31, 2026, have been audited by Golden Ocean FAC PAC, an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of CTW as of July 31, 2024 and for the year ended July 31, 2024, incorporated in this prospectus supplement by reference to our annual report on Form 20-F for the fiscal year ended July 31, 2026, have been audited by YCM CPA INC., an independent registered public accounting firm, as stated in its report incorporated by reference herein, and have been so incorporated in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

The registered business address of Golden Ocean FAC PAC is 111 North Bridge Road #25-01, Peninsula Plaza, Singapore 179098. The registered business address of YCM CPA INC. is 4482 Barranca Parkway, STE 239, Irvine, CA 92604.

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ENFORCEABILITY OF CIVIL LIABILITY

We are incorporated under the laws of the Cayman Islands as an exempted company limited by shares. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. The Cayman Islands, however, has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States. Additionally, Cayman Islands companies may not have standing to sue in the Federal courts of the United States.

A majority of our assets are located in Japan. In addition, most of our directors and officers are nationals or residents of Japan and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us under the securities laws of the United States.

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Cayman Islands

Travers Thorp Alberga (“TTA”), our counsel with respect to the laws of the Cayman Islands, and Nishi Law Firm and Kudanzaka Law Office, our co-counsels with respect to Japanese law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or Japan would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the Cayman Islands or Japan against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by TTA that, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands may recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and may give a judgment based thereon, provided that such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; (e) has not been obtained by fraud; and (f) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Japan

Nishi Law Firm and Kudanzaka Law Office, our co-counsels as to Japanese law, have advised the Company that it is uncertain whether the Japanese courts will (i) recognize or enforce judgments of United States courts obtained against the Company or any of its directors or officers under the civil liability provisions of the securities laws of the United States or any state of the United States or (ii) accept the original action brought in Japan against the Company or any of its directors or officers under the securities laws of the United States. Japan’s Civil Execution Act (Act No. 4 of 1979, as amended) and Code of Civil Procedure (Act No. 109 of 1996, as amended) require Japanese courts to deny requests for the enforcement of judgments of foreign courts where foreign judgments do not meet the requirements set forth in the Civil Execution Act and the Code of Civil Procedure, including the following:

●	the jurisdiction of the foreign court shall be recognized under laws, regulations, treaties, or conventions;

●	the defeated defendant has been served (excluding service by publication or other similar service) with the summons or order for the commencement of litigation, or that he/she did not receive such summons or order, but did respond to the summons or order;

●	the content of the judgment and the litigation proceedings are not contrary to public policy or good morals in Japan; and

●	there exists a guarantee of reciprocity as to the recognition by a court of the relevant foreign jurisdiction of a final judgment of a Japanese court.

Reciprocity is defined as the recognition in a foreign country of the validity of a judgment of a Japanese court of the same kind as that of a foreign court in that country under conditions not different in material respects from those in Japan, just as Japan recognizes the judgment of a foreign court, and the Japanese courts will determine the existence of reciprocity on a case-by-case basis for each judgment rendered by a foreign court. For example, Japanese courts recognize reciprocity for judgments of courts in the states of Hawaii, New York, California, and Nevada (mainly for monetary claims), but there is no guarantee that reciprocity will be recognized for judgments in other states or for different types of U.S. judgments. Therefore, U.S. court judgments for civil liability premised on U.S. federal and state securities laws may not be enforceable in Japan.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus supplement, which is part of the registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Class A ordinary shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Our SEC filings, including the registration statement, are available to you on the SEC’s website at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. We also maintain a website at https://ctw.inc. Through our website, we make available, free of charge, our annual reports and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

This prospectus supplement incorporates by reference important information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus supplement, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any accompanying prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference:

●	our annual report on Form 20-F for the fiscal year ended July 31, 2026 filed with the SEC on October 16, 2026 (File No. 001-42758);

●	the description of our securities contained in our registration statement on Form 8-A filed with the SEC on July 22, 2025, and any amendment or report filed for the purpose of updating such description;

●	our current report on Form 6-K furnished with the SEC on October 15, 2026;

●	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

●	any future periodic reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference in this prospectus supplement.

Copies of all documents incorporated by reference in the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in the accompanying prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

29F, 1 Chome-9-10, ARK Hills

Sengokuyama Mori Tower

Roppongi, Minato City, Tokyo

106-0032, Japan

investor@ctw.inc

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated articles of association, adopted by a special resolution passed on May 7, 2026 and effective on the same date, provides that to the fullest extent permissible under Cayman Islands law every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreements filed as Exhibit 10.1 to our registration statement on Form F-1, as amended (File number: 333-287306), we will agree to indemnify our directors and executive officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We also maintain a directors and officers liability insurance policy for our directors and officers.

ITEM 9. EXHIBITS

The exhibits to this registration statement are listed in the Index to Exhibits below.

ITEM 10. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, as amended, and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement
1.2†	Sales Agreement dated October 23, 2026 between the registrant and A.G.P.
3.1	Second Amended and Restated Memorandum and Articles of Association of the Registrant, effective May 7, 2026 (incorporated herein by reference to Exhibit 3.1 to our current report on Form 6-K furnished on May 12, 2026)
4.1	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 of our registration statement on Form F-1 (File No. 333-287306) filed publicly with the SEC on June 12, 2025)
4.2*	Form of Debt Security
4.3*	Form of Warrant Agreement (including Warrant Certificate)
4.4*	Form of Subscription Right Agreement (including form of Right Certificate)
4.5*	Form of Unit Agreement (including form of Unit Certificate)
5.1†	Opinion of Travers Thorp Alberga
8.1†	Opinion of Travers Thorp Alberga regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2†	Opinion of Nishi Law Firm and Kudanzaka Law Office regarding certain Japanese tax matters
23.1†	Consent of Golden Ocean FAC PAC, Independent Registered Public Accounting Firm
23.2†	Consent of YCM CPA INC., Independent Registered Public Accounting Firm
23.3†	Consent of Travers Thorp Alberga (included in Exhibit 5.1)
23.4†	Consent of Nishi Law Firm and Kudanzaka Law Office (included in Exhibit 8.2)
24.1†	Power of Attorney (included on signature page of Part II of this Registration Statement)
107†	Calculation of Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement.
†	Filed with this registration statement on Form F-3.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tokyo, Japan, on October 23, 2026.

CTW

By:	/s/ Patrick Liu
Name:	Patrick Liu
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. Patrick Liu, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form F-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY	DATE

/s/ Ryuichi Sasaki	Chief Executive Officer and Chairman of the Board	October 23, 2026
Ryuichi Sasaki	(Principal Executive Officer)

/s/ Akihiro Ishiwata	Executive Vice President and Director	October 23, 2026
Akihiro Ishiwata

/s/ Patrick Liu	Chief Financial Officer	October 23, 2026
Patrick Liu	(Principal Accounting and Financial Officer)

/s/ Kevin Dean Vassily	Independent Director	October 23, 2026
Kevin Dean Vassily

/s/ Naoto Hattori	Independent Director	October 23, 2026
Naoto Hattori

/s/ Koichiro Yamashita	Independent Director	October 23, 2026
Koichiro Yamashita

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of CTW, has signed this registration statement or amendment thereto in New York, NY on October 23, 2026.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President